UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

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PDL BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing proxy statement, if other than the Registrant)

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932 Southwood Boulevard
Incline Village, Nevada 89451
775-832-8500

April 28, 2011

Dear Stockholder:

You are cordially invited to attend our 2011 annual meeting of stockholders on Wednesday, June 22, 2011, at 10:00 a.m., Pacific Time, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada. The meeting will commence with a discussion and voting on matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

This year we are taking advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to stockholders via the Internet. The rules allow us to provide stockholders with the information they need, while lowering the costs of delivery. The printed proxy materials will be sent to stockholders only upon specific request. On or about April 28, 2011, we mailed our stockholders a notice of Internet availability containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report and vote online. This information is also available on our website at www.pdl.com.

The notice of meeting and proxy statement that follow describe the matters we will consider at the meeting. Your vote is very important. I urge you to vote by mail, telephone or electronic means via the Internet in order to be certain your shares are represented at the meeting, even if you plan to attend in person.

I look forward to seeing you at the meeting.

John P. McLaughlin
President and Chief Executive Officer

932 Southwood Boulevard
Incline Village, Nevada 89451
775-832-8500

Notice of 2011 Annual Meeting of Stockholders

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2011 Annual Meeting of Stockholders of PDL BioPharma, Inc., a Delaware corporation (the Company), to be held on Wednesday, June 22, 2011, at 10:00 a.m., Pacific Time, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada, for the following purposes:

1.	To elect two Class I directors to hold office for a three-year term or until his respective successor is elected and qualified (see page 6);

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011 (see page 16);

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement (See page 17);

4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers (see page 18); and

5.	To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

If you were a stockholder at the close of business on April 25, 2011, you are entitled to vote at the annual meeting.

We urge you to vote your shares by proxy by mail, telephone or via the Internet as soon as possible, even if you plan to attend the meeting in person, so that your shares may be represented and voted at the annual meeting. For specific instructions on how to vote your shares, please refer to this proxy statement and the notice of Internet availability you received in the mail.

By Order of our Board of Directors,

Christopher Stone
Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2011: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, may be viewed at www.proxyvote.com with the control number provided in the notice of Internet availability you received in the mail.

Proxy Statement
2011 Annual Meeting of Stockholders

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of this proxy statement?

The Board of Directors (the Board) of PDL BioPharma, Inc. (PDL, we or the Company) is soliciting proxies to be voted at the Company’s 2011 Annual Meeting of Stockholders (the Annual Meeting) to be held at 10:00 a.m., Pacific Time, on Wednesday, June 22, 2011, at the Hyatt Regency Hotel, 111 Country Club Drive, Incline Village, Nevada and at any adjournment of the Annual Meeting. This proxy statement contains important information about the Company, the Annual Meeting and the proposals to be considered at the Annual Meeting.

Why did I receive a notice of Internet availability instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (SEC), the Company has elected to provide its proxy statement and annual report to stockholders over the Internet through a “notice only” option. Accordingly, the Company mailed a notice of Internet availability (the Notice) on or about April 28, 2011, to its stockholders of record and beneficial owners. The Notice provides instructions on how you may access this proxy statement and the Company’s 2010 Annual Report on the Internet at www.proxyvote.com or request a printed copy at no charge. In addition, the Notice provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of its annual meetings on the environment.

What is the “Notice Only” Option?

Under the “notice only” option, a company must post all of its proxy materials on a publicly accessible website. Instead of delivering its proxy materials to stockholders, the company delivers a Notice. The Notice includes, among other matters:

●	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

●	information regarding the website where the proxy materials are posted; and

●	various means by which a stockholder can request paper or email copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days. Additionally, paper copies must be sent via first class mail.

What will the stockholders vote on at the Annual Meeting?

We are submitting four matters for approval by our stockholders:

1.	The election of two Class I directors to serve until the 2014 annual meeting or until his respective successor is elected;

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares “FOR” each nominee named herein for director, an indication of “Every Year” as the preferred frequency with which the Company is to hold an advisory vote on the compensation of our named executive officers and a vote “FOR” each of the other proposals.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on April 25, 2011, will be entitled to vote at the Annual Meeting. On this record date, there were 139,679,752 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 25, 2011, your shares were registered directly in your name with PDL’s transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone, on the Internet as instructed below or, if you request printed copies of the proxy materials by mail, to fill out and return your proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 25, 2011, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What constitutes a quorum for the Annual Meeting?

The Company’s Amended and Restated Bylaws (the Bylaws) provide that a majority of the outstanding shares of our common stock, whether present in person or by proxy, will constitute a quorum for the Annual Meeting. As of April 25, 2011, the record date, 139,679,752 shares of common stock were issued and outstanding and if a majority of these shares are present in person or by proxy at the Annual Meeting, a quorum would be present. Abstentions and broker non-votes are counted as present for determining whether a quorum is present.

How many votes are required for the approval of each item?

There are differing vote requirements for the four proposals:

1.
The two nominees for election as Class I directors receiving the highest number of votes “FOR” election will be elected, even if that number does not represent a majority of the quorum. Broker non-votes will have no effect.

2.
The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2011, will be approved if a majority of the shares entitled to vote and present at the Annual Meeting in person or by proxy vote “FOR” approval. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

3.
The approval of the advisory vote on the compensation of our named executive officers as disclosed in this proxy statement will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

4.
The frequency of stockholder advisory votes on the compensation of our named executive officers receiving the majority of votes cast in person or by proxy at the Annual Meeting will be considered the frequency preferred by our stockholders. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

How are abstentions and broker non-votes treated?

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Broker non-votes are not included in the tabulation of the voting results on issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting and, therefore, do not have an effect on the four matters to be considered at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting instructions with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Routine matters include, among others, the ratification of auditors. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes. Shares held by brokers who do not have discretionary authority to vote on a particular matter and have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter.

How do I vote?

There are differing voting procedures for the four proposals. The procedures for voting are fairly simple:

1.	You may either vote “FOR” one or both of the nominees to the Board or you may “Withhold” your vote for one or both of the nominees.

2.
You may either vote “FOR” or “Against” or abstain from voting on the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2011.

3.	You may either vote “FOR” or “Against” or abstain from voting on the advisory vote for the approval of the compensation of our named executive officers as disclosed in this proxy statement.

4.
You may either vote “Every Year,” “Every Two Years” or “Every Three Years” or abstain from voting on the advisory vote for the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy on the Internet or, if you request printed copies of the proxy materials by mail, by returning your marked, dated and executed proxy card in the postage-paid envelope provided. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●
To vote using the proxy card, simply complete, sign and date your proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number that has been provided with the Notice. Your vote must be received by 11:59 p.m., Eastern Time, on Tuesday, June 21, 2011, to be counted.

●
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number that has been provided in the Notice. Your vote must be received by 11:59 p.m., Eastern Time, on Tuesday, June 21, 2011, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions with these proxy materials from that organization rather than from PDL. You may vote by telephone or over the Internet or use the proxy card as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted, you have one vote for each share of common stock you own as of April 25, 2011.

What does it mean if I receive more than one Notice?

If you received more than one Notice, it means that you hold shares in more than one account. To ensure that all your shares are voted, you will need to vote all of your shares by following the instructions included on each Notice.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any vote selections, your shares will be voted “FOR” the election of each nominee for director, “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement, “Every Year” as the preferred frequency of stockholder advisory votes on the compensation of our named executive officers and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2011. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another completed proxy card with a later date.

●	You may submit new voting instructions via telephone or Internet pursuant to the instructions on the Notice.

●	You may send a timely written notice that you are revoking your proxy to our Secretary, care of PDL BioPharma, Inc., 932 Southwood Boulevard, Incline Village, Nevada 89451.

●	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting. The inspector of election will separately count “FOR” and “Withhold” votes with respect to the election of directors; “FOR,” “Withhold” and abstentions with respect to the ratification of auditors; “Every Year,” “Every Two Years,” “Every Three Years” and abstentions with respect to the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and “FOR,” “Against” and abstentions with respect to the other proposals. Abstentions will be counted towards the vote total for the proposals other than the election of directors and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Who will bear the cost of soliciting proxies for the Annual Meeting?

We will pay for the costs of the Annual Meeting, including any cost for mailing the Notices, mailing printed proxy materials upon request and the solicitation of proxies. We will also reimburse brokers, custodians, nominees and other fiduciaries for the reasonable out-of-pocket fees and expenses they incur to forward solicitation materials to our stockholders.

What is “householding”?

We have adopted “householding,” a practice under which stockholders of record who have the same address and last name will receive only one copy of our annual report, proxy statement or Notice unless one or more of these stockholders notifies us that they wish to continue receiving separate individual copies. Householding saves printing and postage costs by reducing duplicate mailings to the same address and reduces our impact on the environment. If your household participates in the householding program, you will receive one Notice.

Beneficial stockholders, that is, stockholders whose shares are held by a broker or other nominee, may request information about householding from their banks, brokers or other holders of record.

What if I want to receive a separate copy of the Notice?

If you participate in householding and wish to receive a separate copy of our Notice, or if you wish to receive separate copies of future annual reports, proxy statements and notices of Internet availability, please call us at 775-832-8500 or write to the address below and we will deliver the requested documents to you promptly upon your request.

PDL BioPharma, Inc.
Attention: Corporate Secretary (Householding)
932 Southwood Boulevard
Incline Village, Nevada 89451

You can also access our annual report and proxy statement on our website at www.pdl.com.

How do I contact our Board of Directors or a committee of our Board of Directors?

You may contact our Board of Directors or one or more members, by sending a communication in writing addressed to:

Board of Directors
[or individual director(s)]
Attention: Corporate Secretary
PDL BioPharma, Inc.
932 Southwood Boulevard
Incline Village, Nevada 89451

Our Secretary will maintain a log of such correspondence to our Board and promptly transmit such correspondence to the identified director(s), except where security concerns militate against further transmission or the communication relates to commercial matters not related to the sender’s interest as a stockholder, as determined by our Secretary in consultation with our outside legal counsel.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K once available.

MATTERS FOR APPROVAL AT THE MEETING

PROPOSAL 1:
ELECTION OF DIRECTORS

Members of the Board of Directors

PDL’s Board of Directors is divided into three classes with each class having a three-year term. The Bylaws provide that the number of directors to constitute the Board shall be fixed by a resolution adopted by the affirmative vote of a majority of the authorized directors. That number is currently fixed at five directors. The Bylaws also provide that any vacancy on the Board may be filled by a majority of the surviving or remaining directors then in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board presently has five members: Frederick Frank, Jody S. Lindell, John P. McLaughlin, Paul W. Sandman and Harold E. Selick, Ph.D., with Mr. Frank and Mr. Sandman as Class I members with a term expiring at this Annual Meeting, Ms. Lindell and Mr. McLaughlin as Class II members with a term expiring at the 2012 annual meeting of stockholders and Dr. Selick as a Class III member with a term expiring at the 2013 annual meeting of stockholders. The two director nominees, Mr. Frank and Mr. Sandman, who were appointed to the Board in March 2009 and October 2008, respectively, are the two directors in Class I whose term of office expires in 2011. If reelected at the Annual Meeting, they would serve until the sooner of the 2014 annual meeting of stockholders or until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. The 2010 annual meeting of stockholders was attended by all of the directors serving at the time of the meeting, other than Joseph Klein III whose service expired at the 2010 annual meeting of stockholders.

Directors are elected by a plurality of the votes of the stockholders present in person or represented by proxy and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee selected by our Nominating and Governance Committee and presented by PDL’s management. The nominees have agreed to serve if elected and there is no reason to believe that they will be unable to serve.

The following is a brief biography of the two nominees and each director whose term will continue after the 2011 Annual Meeting.

Nominees for Election for a Three Year-Term Expiring at the 2014 Annual Meeting

Frederick Frank, age 78, was elected a director of the Company in March 2009 and serves as our Lead Director. Mr. Frank is Vice Chairman of the Peter J. Solomon Company. Until early 2009, Mr. Frank was Vice Chairman at Barclays Capital, which he joined as part of Barclays Capital’s acquisition of Lehman Brothers. Before the acquisition, Mr. Frank most recently held the positions of Vice Chairman and Director; he joined Lehman Brothers as a Partner in October 1969. Before joining Lehman, Mr. Frank was Co-Director of Research and Vice President and Director of Smith, Barney & Co. He is a Chartered Financial Analyst, a member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank is a director of Landec Corporation, a publicly-traded material science company, a director of the Institute for Systems Biology, a biological systems research institute, and a director of Pharmaceutical Product Development, Inc., a publicly-traded contract research organization. Mr. Frank previously served as Chairman of the Board of Epix Pharmaceuticals, Inc., a publicly-traded pharmaceutical company. He is Chairman of the National Genetics Foundation, a past director of the Salk Institute, a member of the Pharmaceutical Executive Magazine advisory board and the Journal of Life Sciences, the former Chairman of the Board of The Irvington Institute for Immunological Research, a member of the Advisory Board of The Harvard School of Public Health, a past member of the advisory board of the John Hopkins’ Bloomberg School of Public Health and he serves on the Advisory Board of the Massachusetts Institute of Technology Center for Biomedical Innovation. He serves on the Yale School of Management Advisory Board. Mr. Frank holds a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Frank has over 50 years of experience on Wall Street and has been involved in numerous financings and mergers and acquisitions transactions. Mr. Frank provides the Company with complex transaction and financing experience in the public company context and corporate governance expertise based on his years of experience as a director of various public and non-public companies. Based on Mr. Frank’s education, training and experience, Mr. Frank also serves as an Audit Committee Financial Expert on our Audit Committee. The Company also values Mr. Frank’s extensive connections within the pharmaceutical and biotechnology industry sectors and investment community.

Paul W. Sandman, age 63, was elected a director of the Company in October 2008. Mr. Sandman served at Boston Scientific Corporation in various management positions from May 1993 to February 2008, most recently as its Executive Vice President, Secretary and General Counsel. From 1984 to April 1993, he served at Wang Laboratories, Inc., most recently as Senior Vice President, General Counsel and Secretary. Mr. Sandman received his A.B. from Boston College and his J.D. from Harvard Law School.

As a former general counsel and executive officer of a major, publicly-traded medical technology company, Mr. Sandman provides the Board with experience in corporate governance and the Litigation Committee of the Board with invaluable experience in intellectual property litigation.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES, AND
PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF
INSTRUCTIONS TO THE CONTRARY.

Directors Continuing in Office until the 2012 Annual Meeting

Jody S. Lindell, age 59, was elected a director of the Company in March 2009. Ms. Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Prior to that, Ms. Lindell was a partner with KPMG LLP. Through September 2007, Ms. Lindell served as a director and on the Audit and Director’s Loan Committees for First Republic Bank, a publicly-traded financial institution. First Republic Bank was acquired in 2007, underwent a management-led buyout in mid-2010 and again became publicly traded in December 2010. Ms. Lindell continues to serve as a director, Chair of the Audit Committee and on the Director’s Loan Committee and the Director’s Trust Committee for First Republic Bank. Ms. Lindell has also served as a director of The Cooper Companies since March 2006 and is a member of its Audit and Organization and Compensation Committees. She is a Certified Public Accountant (inactive) and holds a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Ms. Lindell had 25 years of experience with KMPG LLP, 16 of which were as an Audit Partner. Ms. Lindell’s knowledge of accounting principles and financial reporting rules and regulations and oversight of the financial reporting process is valued by the Company in her role as a director, a member of our Audit Committee and an Audit Committee Financial Expert.

John P. McLaughlin, age 59, was elected a director of the Company in October 2008. Mr. McLaughlin has been our President and Chief Executive Officer since December 18, 2008, when the Company spun-off Facet Biotech Corporation. From November 6, 2008, until the spin-off, he served as a Senior Advisor to the Company. He was the Chief Executive Officer and a director of Anesiva, Inc., formerly known as Corgentech, Inc., a publicly-traded biopharmaceutical company, from January 2000 to June 2008. From December 1997 to September 1999, Mr. McLaughlin was President of Tularik Inc., a biopharmaceutical company. From September 1987 to December 1997, Mr. McLaughlin held a number of senior management positions at Genentech, Inc., a biopharmaceutical company, including Executive Vice President and General Counsel. From January 1985 to September 1987, Mr. McLaughlin was a partner at a Washington, D.C. law firm specializing in food and drug law. Prior to that, Mr. McLaughlin served as counsel to various subcommittees in the United States House of Representatives, where he drafted numerous measures that became FDA laws. Mr. McLaughlin co-founded and served as Chairman of the Board of Directors of Eyetech Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company subsequently bought by OSI Pharmaceuticals, Inc. He currently serves as a director of Seattle Genetics, Inc., a publicly-traded biopharmaceutical company, and co-founded and serves as a director of Peak Surgical, Inc., a privately-held medical device company. He received a B.A. from the University of Notre Dame and a J.D. from Catholic University of America.

Mr. McLaughlin possesses a strong understanding of the biotechnology industry and has experience in development and commercialization of antibodies, corporate licensing and patent litigation that the Company values. In addition, Mr. McLaughlin provides strategic guidance to our management team and the Board.

Directors Continuing in Office until the 2013 Annual Meeting

Harold E. Selick, Ph.D., age 56, was elected a director in August 2009. From June 2002, Dr. Selick has served as Chief Executive Officer and a director of Threshold Pharmaceuticals, Inc., a publicly-traded biotechnology company. From June 2002 until July 2007, Dr. Selick was also a Venture Partner of Sofinnova Ventures, Inc., a venture capital firm. From January 1999 to April 2002, he was Chief Executive Officer of Camitro Corporation, a biotechnology company. From 1992 to 1999, he was at Affymax Research Institute, the drug discovery technology development center for Glaxo Wellcome plc, most recently as Vice President of Research. Prior to working at Affymax, Dr. Selick held scientific positions at Protein Design Labs, Inc. and Anergen, Inc. As a staff scientist at Protein Design Labs, Inc. (now PDL BioPharma, Inc.), he co-invented technology underlying the creation of fully humanized antibody therapeutics and applied that to PDL’s first product, Zenapax (daclizumab), which was developed and commercialized by Roche for the prevention of kidney transplant rejection. Dr. Selick currently serves as Chairman of the Board of Directors of Catalyst Biosciences, a privately-held drug discovery and development company, a director of Interkin Therapeutics, a clinical-stage, privately-held biopharmaceutical company, and a director of Protagonist Therapeutics, a privately-held biotechnology company. Dr. Selick received his B.A. and Ph.D. degrees from the University of Pennsylvania and was a Damon Runyon-Walter Winchell Cancer Fund Fellow and an American Cancer Society Senior Fellow at the University of California, San Francisco.

As co-inventor of technology that underlies the Queen et al. patents, Dr. Selick provides the Board with a scientific perspective and a unique appreciation of the Company’s assets. Dr. Selick also provides the Board with operational experience derived from his role as a chief executive officer of a publicly-traded biotechnology company.

Independence of Directors

As required under the NASDAQ Stock Market (NASDAQ) listing standards, a majority of the members of a listed company’s board must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Frank, Ms. Lindell, Mr. Sandman and Dr. Selick. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. McLaughlin, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

Our Board, based on the recommendation of our Nominating and Governance Committee, also determined that each member of each of our Compensation Committee, Nominating and Governance Committee and Audit Committees was independent during 2010, and is currently independent, under NASDAQ’s rules for listed companies.

Meetings of the Board of Directors

The Board met seven (7) times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served during the period for which he or she was a director or committee member.

As required under applicable NASDAQ listing standards, in fiscal 2010, the Company’s independent directors met five (5) times in regularly scheduled executive sessions at which only independent directors were present.

Information Relating to Committees of the Board

The Board currently has the following committees: Audit Committee, Compensation Committee, Litigation Committee and Nominating and Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company’s corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions, including:

●	overseeing the accounting and financial reporting processes and audits of our financial statements;

●	appointing an independent registered public accounting firm to audit our financial statements;

●
overseeing and monitoring (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (c) our independent registered public accounting firm’s qualifications, independence and performance and (d) our internal accounting and financial controls;

●	preparing the report that SEC rules require to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflicts of interests or other improprieties;

●
discussing our policies with respect to certain risk assessments, including the risk of fraud, our major financial risk exposures and the steps management has taken to monitor and control such exposures;

●	reviewing our investment policy and evaluating our adherence to such policy with regard to investment of our assets;

●	providing the Board with the results of its monitoring and recommendations; and

●	providing to the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board.

Our Audit Committee is currently comprised of Mr. Frank, Ms. Lindell and Mr. Sandman. Ms. Lindell is the chairperson of the Audit Committee. Ms. Lindell and Mr. Frank have been determined by the Board to be “audit committee financial experts” as defined by applicable SEC rules. The Audit Committee met nine (9) times during the fiscal year 2010. The Audit Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

The Board has reviewed the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards).

Report of the Audit Committee of the Board of Directors

The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the fiscal year ending December 31, 2010. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young LLP has provided the Audit Committee with the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The independent registered public accounting firm is responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for auditing the effectiveness of our internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2010, with management and the independent registered public accounting firm, Ernst & Young LLP.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Jody S. Lindell (chairperson)
Frederick Frank
Paul W. Sandman

Compensation Committee

During 2010, our Compensation Committee was composed of four directors (Mr. Frank, Mr. Klein, Ms. Lindell and Dr. Selick) until Mr. Klein’s departure from the Board of Directors in June 2010 and then our Compensation Committee was composed of three directors (Mr. Frank, Ms. Lindell and Dr. Selick). Mr. Klein acted as chairperson of the Compensation Committee until June 2010 when Dr. Selick was appointed the chairperson of the Compensation Committee. All members of the Company’s Compensation Committee are (and were) independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Compensation Committee met five (5) times during the fiscal year 2010.

The Compensation Committee of the Board of Directors is responsible for, among other things:

●
reviewing and approving for our chief executive officer and other executive officers (i) the annual base salary, (ii) the annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) employment agreements, severance arrangements and change in control agreements/provisions and (v) any other benefits, compensation, compensation policies or arrangements;

●	reviewing the effect of the Company’s compensation policies on risk management;

●	reviewing and approving or making recommendations to the Board regarding the compensation policy for such other senior management as directed by the Board;

●	reviewing and approving or making recommendations to the Board regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;

●
reviewing with management our Compensation Discussion & Analysis and recommending that it be included in our annual proxy statement. Our Compensation Discussion & Analysis discusses the compensation awarded to, earned by or paid to our named executive officers, including (i) the objectives of the Company’s compensation programs, (ii) what each program is designed to reward, (iii) each element of compensation, (iv) why the Compensation Committee chooses to pay each element, (v) how the Compensation Committee determines the amount for each element and (vi) how each element and the Compensation Committee’s decisions related thereto fit into the Company’s overall compensation objectives and affect decisions regarding other elements; and

●
acting as administrator of our compensation plans, including approving amendments to the plans (including approving changes in the number of shares reserved for issuance thereunder) and approving the grant or amendment of equity awards issued pursuant thereto.

The Compensation Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

Our Compensation Committee retained its own independent compensation consultants, Radford Surveys + Consulting (Radford) for fiscal year 2010 and Setren, Smallberg & Associates, Inc. (Setren) for part of fiscal year 2010 and fiscal year 2011, to advise on various matters related to compensation of executive officers and directors and general compensation programs and matters.

Our Compensation Committee generally engages Radford and Setren to provide:

●	comparative market data on the executive and director compensation practices and programs of competitive companies;

●	guidance on industry best practices and emerging trends and developments in executive and director compensation; and

●
advice on determining the total compensation of each of our executive officers and the material elements of total compensation, including (i) annual base salaries, (ii) target cash bonus amounts and (iii) long-term incentives, including restricted stock awards.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee was at any time during 2010 one of our officers or employees. None of our executive officers serve as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Litigation Committee

The Litigation Committee is currently composed of three directors: Mr. McLaughlin, Mr. Sandman and Dr. Selick. Mr. Sandman is the chairperson of the Litigation Committee. The Litigation Committee met nine (9) times during the fiscal year 2010.

The Litigation Committee of the Board of Directors is responsible for, among other things:

●	consulting with management and outside counsel to discuss the initiation of any dispute by us prior to its commencement or the settlement of any dispute prior to its resolution;

●	consulting with management and outside counsel following the initiation of a dispute by a third party or an overture by a third party to settle a dispute;

●	consulting with management and outside counsel regarding the strategy for the management, prosecution and resolution of all disputes;

●	receiving updates on the status of all disputes; and

●	assisting the Board in fulfilling its oversight responsibilities with respect to such disputes.

The Litigation Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

Nominating and Governance Committee

During 2010, our Nominating and Governance Committee was composed of three directors until Mr. Klein’s departure from the Board of Directors in June 2010: Mr. Frank, Mr. Klein and Mr. Sandman. Following Mr. Klein’s departure in June 2010, Dr. Selick was appointed to our Nominating and Governance Committee. Mr. Frank is the chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee met three (3) times during the fiscal year 2010.

The Nominating and Governance Committee is responsible for, among other things:

●	identifying individuals qualified to become Board members;

●	selecting, and recommending to our Board, director nominees for each election of directors;

●	developing, and recommending to our Board, criteria for selecting qualified director candidates;

●	considering committee member qualifications, appointment and removal;

●	considering and articulating the qualities, experiences, skills and attributes that qualify each director to be a member of our Board;

●
assessing the optimum size of our Board and its committees and the needs of our Board for various skills, background and business experience in determining whether it is advisable to consider additional candidates for nomination;

●	assessing the Nominating and Governance Committee’s effectiveness in diversifying the Board;

●	evaluating the effectiveness of the Board’s management structure and articulating why the Board’s current or proposed leadership structure is effective;

●	recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to us; and

●	providing oversight in the evaluation of our Board and each committee of our Board.

Our Nominating and Governance Committee has adopted a written charter that is available on the Company’s website at www.pdl.com.

Evaluation of Director Nominations

In fulfilling its responsibilities to select and recommend to our Board director nominees for each election of directors, our Nominating and Governance Committee considers the following factors:

●	the appropriate size of our Board and its committees;

●	the perceived needs of our Board for particular skills, diversity, background and business experience;

●	the skills, background, reputation and business experience of nominees compared to the skills, background, reputation and business experience already possessed by other Board members;

●	nominees’ independence from management;

●	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

●	the benefits of a constructive working relationship among directors; and

●	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

Our Nominating and Governance Committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates, in the judgment of our Nominating and Governance Committee, must also have sufficient time available to perform all Board and committee responsibilities. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings.

In January 2010, upon recommendation of the Nominating and Governance Committee, the Board amended the Nominating and Governance Committee’s charter to provide, among other things, that diversity, as the Nominating and Governance Committee determines, should be a factor in the Nominating and Governance Committee’s evaluation of candidates. In January 2011, the Nominating and Governance Committee defined “diversity” for purposes of evaluating director candidates.

Under the Nominating and Governance Committee’s selection criteria, diversity means experience, professional skill, geographic representation and educational and professional background necessary to assist the Board in the discharge of its responsibilities. The Nominating and Governance Committee looks at the composition of the whole Board when considering diversity and seeks nominees whose experience, professions, skills, geographic representation and backgrounds compliment and create diversity among the directors. The Nominating and Governance Committee does not assign specific weights to any criteria and no particular criterion is necessarily applicable to all prospective nominees.

The same standards apply to any nominee, regardless of whether recommended internally or by stockholders.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Governance Committee may also consider such other factors as it may deem, from time to time, to be in the best interests of the Company and our stockholders. Our Nominating and Governance Committee annually evaluates all Board members and the Board as a whole. It also evaluates those directors whose terms expire that year and who are willing to continue in service against the criteria set forth above in determining whether to recommend those directors for reelection. The Nominating and Governance Committee has determined that the Board and its members meet such criteria in 2011.

Candidates for Nomination

Candidates for nomination as director come to the attention of our Nominating and Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of our Nominating and Governance Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If our Nominating and Governance Committee believes at any time that it is desirable that our Board consider additional candidates for nomination, the Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may, if our Nominating and Governance Committee believes it is appropriate, engage a third-party search firm to assist in identifying qualified candidates.

Our Nominating and Governance Committee’s policy is to evaluate any recommendation for director nominee proposed by a stockholder, and our Bylaws also permit stockholders to nominate directors for consideration at an Annual Meeting, subject to certain conditions. Any recommendation for director nominee must be submitted in writing to:

PDL BioPharma, Inc.
Attention: Corporate Secretary
932 Southwood Boulevard
Incline Village, Nevada 89451

Our Bylaws require that any director nomination made by a stockholder for consideration at an Annual Meeting must be received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Company’s (or the Company’s predecessor’s) previous year’s annual meeting of stockholders.

Each written notice containing a stockholder nomination of a director at an annual meeting must include as to the stockholder submitting the nomination:

●
the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf a proposal of business or action, or nomination to election of directors, as applicable, is made;

●	the class, series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner;

●
a representation that such stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record by such stockholder and such beneficial owner as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

●
any option, warrant, convertible security, stock appreciation right, derivative, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value or volatility of any class or series of shares of the Company, whether or not such instrument or right shall convey any voting rights in such shares or shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a Derivative Instrument), directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity of such stockholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that such stockholder will notify the Company in writing of any such Derivative Instrument or other direct or indirect opportunity to profit or share in any profit in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

●	any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company;

●	any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company;

●
any proportionate interest in shares of capital stock of the Company or Derivative Instruments or other direct or indirect opportunity to profit or share in any profit held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

●
any performance related fees (other than an asset based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Company, or any Derivative Instruments or other direct or indirect opportunity to profit or share in any profit, if any;

●
a description of any agreement, arrangement or understanding with respect to the proposal of business or action or nomination, as applicable, between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that such stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

●
a description of any material interest of such stockholder and such beneficial owner, if any, on whose behalf the proposal is made in such business or action, as applicable, and of any material benefit that such stockholder and such beneficial owner, if any, on whose behalf the proposal is made expects or intends to derive from such business or action, as applicable;

●
a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, or nomination, as applicable, or a representation that such stockholder is a holder of record of stock of the Company entitled to consent to corporate action in writing without a meeting, as applicable;

●
a representation whether such stockholder or such beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy (or consent, as applicable) to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal, or elect the nominee, as applicable, and/or (ii) otherwise to solicit proxies (or consents, as applicable) from stockholders in support of such proposal, or nomination, as applicable; and

●
any other information that is required to be provided by such stockholder pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), in such stockholder’s capacity as a proponent of a stockholder proposal or nomination, as applicable.

Each written notice containing a stockholder nomination of a director at an annual meeting must include for each person whom the stockholder proposes to nominate for election or reelection as a director:

●	the name, age, business address and residence address of the person,

●	the principal occupation or employment of the person,

●	the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the person,

●	a statement as to the person’s citizenship,

●	the completed and signed representation and agreement described in the Bylaws,

●
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the person, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the person were a director or executive officer of such registrant,

●	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and

●	such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

All director nominees must also complete a customary form of director’s questionnaire as part of the nomination process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of our Nominating and Governance Committee.

Code of Ethics

The Company has adopted a Code of Business Conduct (the Conduct Code) that applies to all officers, directors and employees. The Conduct Code is available on our website at www.pdl.com. If we ever were to amend or waive any provision of the Conduct Code, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our Internet website set forth above rather than by filing a Form 8-K.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of chief executive officer and chairperson of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Since March 2009, the Board has been led by a Lead Director instead of a Chairperson. Under our corporate governance principles, the Lead Director of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the chief executive officer as necessary or appropriate). The Board believes this leadership structure has enhanced the Board’s oversight of, and independence from, Company management and our overall corporate governance. Mr. Frank, an independent member of the Board, currently serves as our Lead Director.

Risk Oversight by the Board

Companies face a variety of risks, including credit risk, market risk, liquidity risk and operational risk. The Board believes an effective risk management system will (i) timely identify the material risks that the Company faces, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and (iv) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Company’s management prepares periodic reports to the Audit Committee discussing in detail the known and anticipated risks to the Company and the Company’s approach to mitigating such risks. Based on such reports, the Audit Committee makes periodic reports to the Board as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Risk Assessment of Compensation Policies

In January 2011, the Board, with the assistance of management, conducted a risk assessment of the Company’s compensation policies and practices. The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the Board considered the Company’s long-term strategy and compared it to the performance metrics and time horizon of the Company’s compensation policies and practices. Based on this assessment, the Board concluded that it has a balanced pay and performance program that does not promote excessive risk taking. In this regard, the Company notes that:

●	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;

●	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value;

●	the Company’s compensation programs are weighted towards cash, and the equity component does not promote unnecessary risk taking; and

●
the Company’s compensation awards are capped at reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

PROPOSAL 2:
RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and the Board has directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1986. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Independent Registered Public Accounting Firm Fees and Services

The aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and 2009, by Ernst & Young LLP, the Company’s independent registered public accounting firm are set forth in the table below:

($ in thousands)	2010	% of Total	2009	% of Total
Fee Category
Audit Fees(1)	$348	95.3%	$492	96.7%
Audit-related Fees(2)	15	4.1%	17	3.3%
Tax Fees(3)	—	—	—	—
All Other Fees(4)	2	0.5%	—	—

Total Fees	$365	100.0%	$509	100.0%
____________________
(1)
Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, attestation services surrounding the effectiveness of our internal control environment and review of the interim condensed consolidated financial statements included in quarterly reports, the audit of our subsidiary, QHP Royalty Sub LLC, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In 2010 and 2009, these services include accounting consultations.

(3)	Tax fees consist of fees for tax compliance/preparation and other tax services. No such services were incurred in 2010 or 2009.

(4)	All other fees include any fees billed that are not audit, audit related or tax fees. In 2010, these fees included a license to an accounting research database.

Our Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Our Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, any pre-approval is detailed as to the particular service or category of services and includes an estimate of the related fees. Our Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to our Audit Committee at the next scheduled meeting. During fiscal years 2010 and 2009, our Audit Committee approved all of the Audit Fees, Audit-Related Fees and All Other Fees.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail later in this proxy statement under the heading “Compensation Discussion & Analysis,” our executive compensation programs are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Under these programs, our named executive officers are rewarded on the basis of individual and corporate performance measured against established corporate and strategic goals. Please read the section of this proxy statement under the heading “Compensation Discussion & Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

The Compensation Committee of our Board continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosure is hereby APPROVED.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Nevertheless, our Board and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Stockholder approval of this Proposal 3 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act enables our stockholders to indicate their preference regarding how frequently we should seek non-binding advisory votes on the compensation of our named executive officers, as disclosed in our proxy statements pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years. Alternatively, stockholders may abstain from casting a vote.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in our proxy statements every year. The Board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that stockholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation.

While the Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding stockholder advisory votes on the approval of our named executive officer compensation practices should be held every year, every two years or every three years. As required by our bylaws, the option among those choices receiving the majority of votes cast in person or by proxy at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. The Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority of the votes cast, the Board will consider our stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF EVERY YEAR ON PROPOSAL 4.

COMPENSATION OF OUR DIRECTORS AND OFFICERS

Compensation of Directors

In consultation with the Compensation Committee’s compensation consultant, our Board established its compensation policy for outside directors in January 2011. The current cash and equity compensation payable to our outside directors is described in this section. Members of our Board who are also employees of the Company are not entitled to any compensation with respect to their service as Board members.

Cash Compensation

Each outside director will receive a retainer of $90,000 per year, except for our Lead Director who will receive a retainer of $105,000 per year, for his or her service on our Board. Each outside director will also receive annual cash retainers for service on Board committees, as follows:

●
Each member of the Audit Committee will receive a retainer of $15,000 per year, except for the Chairperson of the Audit Committee who will receive a retainer of $30,000 per year, for his or her service on the Audit Committee.

●
Each member of the Compensation Committee will receive a retainer of $5,000 per year, except for the Chairperson of the Compensation Committee who will receive a retainer of $10,000 per year, for his or her service on the Compensation Committee.

●
Each member of the Litigation Committee will receive a retainer of $10,000 per year, except for the Chairperson of the Litigation Committee who will receive a retainer of $20,000 per year, for his or her service on the Litigation Committee.

●
Each member of the Nominating and Governance Committee will receive a retainer of $2,500 per year, except for the Chairperson of the Nominating and Governance Committee who will receive a retainer of $5,000 per year, for his or her service on the Nominating and Governance Committee.

All cash compensation paid to outside directors for their service on our Board and its committees will be paid on a quarterly basis in arrears.

We also reimburse our directors for their reasonable travel expenses for Board and committee meetings. Our Board periodically sponsors a multi-day off-site meeting to which our Board members may bring their spouses. When we hold such a meeting, we reimburse our Board members for their spouses’ reasonable travel expenses for such off-site meeting.

Equity Compensation

We provide our outside directors with grants of restricted stock as a portion of their total compensation to ensure that our outside directors own common stock in the Company and their interests are aligned with our stockholders. As approved by our stockholders at the Company’s 2009 Annual Meeting, each of our outside directors receives an annual grant of restricted stock under our 2005 Equity Incentive Plan with a grant date value equal to $50,000, based on the closing price of our common stock on the date of grant. Such grants are made to each current outside director annually at our annual general meeting of stockholders and to each new outside director upon his or her initial election to the Board. Each grant of restricted stock vests on the first anniversary of the grant date so long as the director continues to serve on our Board during the vesting period. During the vesting period, our outside directors have the right to vote their restricted stock and to receive any dividends or distributions paid on their restricted stock, except that dividends or distributions are accumulated and paid on the earlier of the vesting of the underlying stock in accordance with the vesting conditions of the original award or March 15th of the year following the payment of such dividend or distribution to all stockholders.

2010 Compensation of Directors

In 2010, our outside directors who served during 2010 on our Board earned the compensation set forth in the table below:

Director	Fees Earned	Stock Awards(1)	All Other Compensation (2)	Total
Frederick Frank	$115,008	$50,000	$18,651	$183,659
Joseph Klein III(3)	$38,642	$—	$18,651	$57,293
Jody S. Lindell	$110,004	$50,000	$18,651	$178,655
Paul W. Sandman	$112,500	$50,000	$18,651	$181,151
Harold E. Selick, Ph.D.	$94,208	$50,000	$13,384	$157,592
_______________
(1)
Amounts in this column represent the grant date fair value of the restricted stock granted to our outside directors, as determined in accordance with FASB ASC Topic 718. Our outside directors had the following unvested restricted stock awards as of December 31, 2010: Mr. Frank 9,900; Ms. Lindell 9,900; Mr. Sandman 9,900 and Dr. Selick 9,900.

(2)	Amounts in this column represent the dollar value of dividends and interest accrued on those dividends paid to the director on the restricted stock award that vested in June 2010.
(3)	Mr. Klein departed the Board on June 9, 2010.

Shares subject to options held by our outside directors as of December 31, 2010, are set forth in the table below:

	Shares Subject to Options Held as of December 31, 2010
Director	Vested	Unvested	Total
Joseph Klein III	43,000	—	43,000
Paul W. Sandman	42,500	—	42,500

EXECUTIVE OFFICERS

Certain information with respect to our current executive officers is set forth below (other than the information regarding John P. McLaughlin, our President and Chief Executive Officer, which is set forth above under “Proposal 1: Election of Directors – Members of Board of Directors”). Under our Bylaws, each executive officer is appointed annually by our Board of Directors, and each holds office until such officer resigns, is removed, is otherwise disqualified to serve or such officer’s successor is elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
John P. McLaughlin	59	President and Chief Executive Officer
Christine R. Larson	58	Vice President and Chief Financial Officer
Christopher Stone	46	Vice President, General Counsel and Secretary
Karen Wilson(1)	47	Vice President of Finance and Principal Accounting Officer
_______________
(1)	Ms. Wilson departed the Company on January 28, 2011. Caroline Krumel, her replacement, was appointed Vice President of Finance and Principal Accounting Officer on January 31, 2011.

John P. McLaughlin, please see discussion under “Proposal 1: Election of Directors – Members of Board of Directors” for information about Mr. McLaughlin.

Christine R. Larson, our Vice President and Chief Financial Officer, joined the Company in December 2008. She brings more than 25 years of experience as a financial professional to the role. Before joining PDL, Ms. Larson served as a senior manager/director at Grant Thornton, LLP in their Mergers and Acquisitions Advisory group. Prior to that time, Ms. Larson was Chief Financial Officer for TWL Corporation, a publicly-traded, technology-enabled learning company. From 1985 to 1998, Ms. Larson was with Bank of America Corporation, most recently as a senior vice president and managing director and was responsible for business development in their Global Capital Markets group. In this role, Ms. Larson established Bank of America’s equity derivatives business and structured a strategic alliance with a major New York-based investment firm involving a $1 billion plus recapitalization of the firm. She received a B.S. in Food and Nutritional Sciences from the University of California, Berkeley, and an M.B.A. from California State University, East Bay. Ms. Larson is a Certified Public Accountant (inactive) in the State of California.

Christopher Stone, our Vice President, General Counsel and Secretary, joined the Company in February 2009. He brings more than 21 years of legal experience to the role. Before joining PDL, Mr. Stone served as Vice President of Legal Affairs and Corporate Secretary at LS9, an advanced biofuels development company, where his work included a focus on intellectual property protection and licensing. Prior to that time, he was Vice President of Intellectual Assets USA at Danisco A/S, a global producer of food ingredients, enzymes and bio-based solutions. From 1994 to 2005, Mr. Stone was with Genencor International, a biotechnology company which was acquired by Danisco in 2005, most recently as Vice President of Intellectual Property and General Patent Counsel. At Genencor, he handled all intellectual property matters, including developing and implementing an overall strategy for its domestic and international patent estate of approximately 3,700 patents and patent applications, and managed multiple litigation and interference proceedings and numerous European patent oppositions. Mr. Stone received a J.D. from the National Law Center at George Washington University and a B.S. in Biochemistry from the University of Massachusetts. He is an active member of the District of Columbia Bar, Nevada Bar and California Bar, and was admitted to practice before the United States Patent & Trademark Office in 1992.

Karen Wilson, our Vice President of Finance and Principal Accounting Officer until January 2011, joined the Company in April 2009. She brings more than 24 years of accounting experience to the role. Most recently, from 2005 to 2009, Ms. Wilson served as a principal at the consulting firm Wilson Crisler LLC. Previously, from 2001 to 2004, she was Chief Financial Officer of ViroLogic, Inc. (subsequently acquired by Laboratory Corporation of America), a life science company focused on developing and commercializing innovative products to help guide and improve the treatment of infectious diseases, cancer and other serious diseases. Prior to joining ViroLogic, Ms. Wilson served as Chief Financial Officer and Vice President of Operations for Novare Surgical Systems, Inc., a medical device manufacturer, from 1999 to 2001. Prior to that time, Ms. Wilson worked for Deloitte & Touche LLP, a professional services firm, most recently as Senior Manager serving a diverse list of global clients in both the medical and technology fields. Ms. Wilson is a Certified Public Accountant (inactive) in the State of California and received a B.S. in Business from the University of California, Berkeley.

COMPENSATION DISCUSSION & ANALYSIS

Overview

This Compensation Discussion & Analysis describes our compensation program as it relates to our named executive officers set forth below in the Summary Compensation Table. In this Compensation Discussion & Analysis, we first present an executive summary of our compensation program for our named executive officers for fiscal year 2010. Next, we discuss the philosophy and objectives of our executive compensation program in greater detail and we review the process the Compensation Committee follows in deciding how to compensate our named executive officers. We then present a brief overview of the specific elements of our compensation program and we present a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of our named executive officers for fiscal year 2010.

This Compensation Discussion & Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Executive Summary

Compensation Governance

Our executive compensation program includes the compensation governance features discussed below:

●	This year, we are providing our stockholders with the opportunity to cast an advisory vote on executive compensation as described in Proposal No. 3 above.

●	Our named executive officers receive no supplemental executive retirement plans, perquisites or tax gross-up payments.

●	Our Compensation Committee is comprised solely of independent directors.

●	Our Compensation Committee annually reviews and approves the Company’s compensation strategy, including a review of compensation-related risk management.

●
The Compensation Committee annually reviews the executive compensation program, including the annual cash bonus and the long-term incentives, with a focus on ensuring that the compensation program appropriately incentivizes its executive officers to accomplish the Company’s short-term goals and, in the long term, aligns the interests of our executive officers and stockholders.

The Company’s compensation philosophy and related governance features are complemented by several specific elements designed to align our executive compensation with long-term stockholder interests, including:

●	stock ownership guidelines for our directors and executive officers, as described further on page 29;

●	a cap of 150% of target bonus awards under our annual bonus plan;

●	periodic grants of restricted stock in connection with the Company’s long-term incentives; and

●
prohibitions on executive officers engaging in any speculative transactions in our securities, including engaging in short sales, engaging in transactions in put options, call options or other derivative securities or engaging in other forms of hedging transactions, such as collars or forward sale contracts, or holding Company securities in a margin account.

Fiscal 2010 Financial Performance and Executive Compensation

2010 was a year of focused execution as we continued to evaluate strategic alternatives to increase return for our stockholders. Over the course of last year, royalty revenues resulting from our Queen et al. patent estate increased, we improved our capital structure by reducing our total debt outstanding and, for the latter part of 2010, we formulated a plan and began working to remove the uncertainty associated with several legal disputes by bringing these matters to conclusion in early 2011.

Also in 2010, we announced our intent to purchase new royalty assets. While continuing to pay dividends, we will evaluate opportunities to purchase royalties that extend beyond 2014, that allow us to pay dividends longer and that improve returns to our stockholders.

In 2010, we reported total revenues of $345 million. Excluding royalties for sales of Synagis®, which we received in 2009 but not in 2010, this represented a 30 percent year-over-year increase over 2009. Throughout the year, several key products for which we receive royalties gained additional market share or received expanded label indications. In addition, we saw a shift in the quantity of Avastin® and Herceptin® manufactured and sold outside the United States, for which we are paid a higher royalty rate.

Consistent with our focus on stockholder return, we paid two special dividends of $0.50 to our stockholders, totaling $1.00 per share in 2010.

Throughout 2010, we continued to actively work to restructure our capital, improve our financial flexibility and reduce the dilution associated with our outstanding convertible notes. In fact, we reduced our debt by $211 million to $517 million outstanding at the end of 2010 as compared with $728 million at the end of 2009.

For fiscal year 2010, the Compensation Committee reviewed the base salary and performance of each of our named executive officers as well as the performance of the Company and the analysis and summary of competitive market practice by Radford, the Compensation Committee’s independent compensation consultant. Based on this review, the Compensation Committee determined to raise the named executive officers’ salaries to adjust for cost of living increases.

With respect to the annual cash bonus, the Compensation Committee established the 2010 Annual Bonus Plan for fiscal year 2010. The Compensation Committee evaluated the Company’s performance against the 2010 corporate performance goals and the performance of each of the named executive officers to their individual goals established for them at the beginning of 2010, other than the CEO whose annual cash bonus relates solely to the performance of the Company’s corporate goals, their management and leadership, their professional contributions and their technical and organizational contributions. The Compensation Committee determined that 100% of the corporate goals were achieved. As discussed in greater detail below, the Compensation Committee determined that the named executive officers all displayed exceptional performance of their individual goals and either met or exceeded the individual goals and, therefore, awarded to each named executive officer an annual cash bonus exceeding their target bonus.

The amount of base salary and annual cash bonus paid to each named executive officer for fiscal year 2010 is set forth in the table below:

Name	Title	2010 Base Salary	2010 Annual Cash Bonus
John P. McLaughlin	President and Chief Executive Officer	$515,000	$300,000
Christine R. Larson	Vice President and Chief Financial Officer	$360,500	$150,000
Christopher Stone	Vice President, General Counsel and Secretary	$319,300	$150,000
Karen Wilson	Vice President of Finance and Principal Accounting Officer	$255,000	$100,000

In December 2010, the long-term incentive, or special retention incentive award, for our named executive officers vested and was paid. The special retention incentive award was comprised of two components: (i) the right to receive a cash payment and (ii) a number of unvested restricted shares of our common stock with a specific grant value. The purpose of the special retention incentive award was to enhance stockholder return, through a possible monetization of the Company’s royalty income or a sale of the Company on acceptable terms. Our Compensation Committee recognized that the attainment of this goal, if feasible and in the best interests of our stockholders could take one or more transactions and might require more than one year to accomplish.

The special retention incentive successfully retained our named executive officers while they thoroughly investigated a possible monetization of the Company’s royalty income and sale of the Company. Our named executive officers were able to objectively evaluate various strategic options for the Company without consideration of the loss of employment likely associated with completing such a transaction.

Compensation decisions and other details are discussed in greater detail in the remainder of this Compensation Discussion & Analysis.

Executive Compensation Program Philosophy and Objectives

The Company has a unique business model because we conduct no research, development or commercialization activities, but rather earn substantial revenues from royalties. In order to efficiently conduct our operations, we rely on a small staff of less than ten persons, with our principal place of business being in the State of Nevada. To achieve our corporate goals, we need a highly talented and seasoned team of business and technical professionals. We compete with many other companies in seeking to attract and retain a skilled management team.

The Compensation Committee has structured our executive compensation program to take into account our unique business model. Accordingly, the goals of our executive compensation established by the Compensation Committee are fourfold:

●
Structure our compensation plans to effectively motivate our executive leadership to achieve the stated goals of the Company, to perform in a manner that maximizes stockholder value and to align their interests with the interests of our stockholders.

●
Offer executive compensation programs that are competitive in the marketplace to enable us to recruit high-quality candidates for senior leadership positions and to retain these executives through appropriate base compensation, equity and cash awards and incentives.

●	Strike a balance of short-term and long-term incentives tied to their individual performance and their contribution to our annual and long-term company-wide goals and objectives.

●	Align the interests of our named executive officers and stockholders through the use of equity incentives and ownership requirements of PDL stock.

Our business mission is threefold: (i) manage our intellectual property assets appropriately; (ii) manage patent litigation and other disputes associated with the company’s intellectual property and (iii) enhance stockholder return. Because some of these goals may be accomplished over more than one year, the Compensation Committee has established a compensation program that utilizes a mix of annual and long-term incentives to assure that management and employees are focused on attainment of these corporate goals, although our Compensation Committee has not employed any specific policies for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation.

The Compensation Committee structures our executive compensation program in a manner that it believes does not promote inappropriate risk taking by our executives, but rather encourages management to take a balanced approach, focused on achieving our corporate goals. A more complete discussion regarding the risk assessment process can be found at “Proposal 1: Election of Directors - Risk Assessment of Compensation Policies” above.

Executive Compensation Process

When making executive compensation program decisions, our Compensation Committee reviews competitive market data. For this purpose, the Compensation Committee engaged Radford, a technology and life sciences compensation consultant, to provide advice on competitive market practice and recommendations for named executive officer compensation for fiscal year 2010. During fiscal year 2010, Radford was not compensated by the Company other than for its work advising our Compensation Committee.

Due to the Company’s unique business model and circumstances, our Compensation Committee has found it difficult to establish an appropriate group of peer companies against which to benchmark our named executive officers’ compensation. Therefore, our Compensation Committee did not approve a peer group of companies for fiscal year 2010, although our Compensation Committee reviewed benchmark data as published within the 2009 Radford Global Life Sciences Survey to assist in gathering market competitive compensation data for our named executive officers, specifically focusing on those organizations with revenues between $100 million and $600 million. These companies included: Accuray, Affymetrix, Alexion Pharmaceuticals, Alkermes, Alphatec Spine, AMRI, Angiotech Pharmaceuticals, Auxilium Pharmaceuticals, BioMarin Pharmaceutical, Caliper Life Sciences, Cepheid, Conceptus, Cubist Pharmaceuticals, Dionex, Emergent BioSolutions, Enzon, eResearch Technology, EV3, Exactech, Exelixis, Genomic Health, Genoptix, Gen-Probe, Haemonetics, Illumina, Immucor, Impax Laboratories, Martek Biosciences, Maxygen, Medicis Pharmaceutical, Meridian Bioscience, Myriad Genetics, NPS Pharmaceuticals, Onyx Pharmaceuticals, OSI Pharmaceuticals, Osteotech, Quidel, Regeneron Pharmaceuticals, Salix Pharmaceuticals, Santarus, Sucampo Pharmaceuticals, Symyx Technologies, Thoratec, United Therapeutics, Ventana Medical Systems, Vertex Pharmaceuticals, ViroPharma and VIVUS. Our Compensation Committee believes that, in order to attract the executive talent necessary to lead the Company, total compensation should be competitive with other similar-sized companies within the biopharmaceutical industry.

In addition to analyzing market compensation data, the Compensation Committee believes that an individual’s qualifications and experience should be considered when making compensation decisions, as should the Company’s unique business model, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company’s headquarters, the potentially short-term nature of the Company and our named executive officers’ employment with the Company and the fact that we require our named executive officers to relocate proximate to the Company’s headquarters in Nevada.

The Compensation Committee’s philosophy is to make periodic grants of restricted shares as part of the named executive officers’ long-term compensation. The Compensation Committee reserves the right to modify this philosophy from time to time if a change is in the interests of the stockholders.

The Compensation Committee has not delegated any of its exclusive power to determine matters of executive compensation and benefits. Our chief executive officer assists the Compensation Committee by presenting industry-specific competitive market data, proposals and recommendations to the Compensation Committee, information on Company and individual performance of the named executive officers and management’s perspective and recommendations on compensation matters (our chief executive officer recuses himself from that portion of the Compensation Committee meetings involving his own compensation). The Compensation Committee reports to the Board on the major items covered at each Compensation Committee meeting.

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and to its executives. However, to maintain maximum flexibility in designing compensation programs, the Compensation Committee will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, our Compensation Committee considers the provisions of Section 162(m) of the Code and related Treasury Department regulations that restrict deductibility for federal income tax purposes of executive compensation paid to our chief executive officer and each of our three other most-highly-compensated executive officers holding office at the end of any year, other than our chief executive officer, to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. The members of our Compensation Committee qualify as outside directors for purposes of exempting executive compensation from the limits on deductibility under Section 162(m). Further, as a result of stockholder approval of our 2005 Equity Incentive Plan and the amended Plan in June 2009, certain performance-based awards granted under the plan are eligible to be fully deducted by the Company. However, the Compensation Committee believes that our interests are best served in certain circumstances by providing compensation that does not qualify as performance-based compensation under Section 162(m) and, accordingly, has granted such compensation which may be subject to the $1,000,000 annual limit on deductibility, including base salary, annual cash bonuses and time-vested restricted stock.

In addition to Section 162(m), Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any named executive officer, a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

Compensation Program Elements

The annual compensation payable to our named executive officers is composed of three elements which are designed together to motivate our officers to perform in a manner that will enable us to meet our strategic goals. These three elements are (i) base salary, (ii) employee benefits and (iii) annual cash bonus.

The long-term incentives, payable to our named executive officers under certain pre-specified conditions, include two elements: (i) cash retention incentives and (ii) shares of restricted stock.

In addition, we provide other limited perquisites, benefits and severance, but such perquisites and benefits, other than a housing allowance provided to a limited number of employees, are generally available to all of our employees on the same terms as to our named executive officers.

Each element — and why we pay it — is discussed below.

Base Salary

Base salary is the fundamental, fixed element of our named executive officers’ compensation and the foundation for each officer’s total compensation.

In order to attract the executive talent necessary to lead the Company, our Compensation Committee believes that base salary should be competitive with other similar-sized companies within the biotechnology industry and should be based on an individual’s qualifications and experience. When setting base salaries for our named executive officers, the Compensation Committee considers the Company’s unique business model, the executive officers’ prior performance, individual contributions, responsibilities, experience and position, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company’s headquarters, the potentially short-term nature of the Company and our named executive officers’ employment with the Company and the fact that we require our named executive officers to relocate proximate to the Company’s headquarters in Nevada.

Base salaries are reviewed annually and may be adjusted by our Compensation Committee taking into account the individual performance of the named executive officer as well as that of the Company as a whole.

For fiscal year 2010, the Compensation Committee reviewed the base salary and performance of each of our named executive officers as well as the performance of the Company and Radford’s analysis and summary of competitive market practice. Following this review, the Compensation Committee determined to raise the named executive officers’ salaries to adjust for cost of living increases, with a slightly lesser increase for Ms. Wilson to take into account the fact that her initial base salary was set slightly higher than the other named executive officer salaries by reference to the market data. The fiscal year 2010 base salaries for our named executive officers are set forth in the table below:

Name	Title	2010 Base Salary	% Increase
John P. McLaughlin	President and Chief Executive Officer	$515,000	3%
Christine R. Larson	Vice President and Chief Financial Officer	$360,500	3%
Christopher Stone	Vice President, General Counsel and Secretary	$319,300	3%
Karen Wilson	Vice President of Finance and Principal Accounting Officer	$255,000	2%

Employee Benefits

We provide our employees, including our named executive officers, with customary benefits, including medical, dental, vision and life insurance coverage, short-term and long-term disability coverage and the ability to participate in our 401(k) plan, which provides for a Company matching contribution up to certain limits. The costs of our insurance coverage benefits are largely borne by us; however, employees pay portions of the premiums for some of these benefits. We believe that these benefits are of the type customarily offered to employees by our peer group and in our industry.

This element of compensation is intended to provide assurance of financial support in the event of illness or injury and encourage retirement savings through a 401 (k) plan.

Annual Cash Bonus

Another component of our named executive officers’ total compensation is the annual cash bonus. The annual cash bonus is intended to encourage high levels of individual and Company performance by rewarding our named executive officers for their individual contributions and our overall performance during the year.

As noted above, in order to attract the executive talent necessary to lead the Company, our Compensation Committee believes that total compensation should be competitive with other similar-sized companies within the biotechnology industry and should be based on an individual’s qualifications and experience. Furthermore, our Compensation Committee believes that a significant portion of a named executive officer’s compensation should be based on Company and individual performance. As a result, we provide our named executive officers with an annual cash bonus opportunity that can be earned based on achievement of certain predetermined corporate and individual performance goals. Like base salary, the Compensation Committee considers the Company’s unique business model, the executive officers’ prior performance, individual contributions, responsibilities, experience and position, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company’s headquarters, the potentially short-term nature of the Company and our named executive officers’ employment with the Company and the fact that we require our named executive officers to relocate proximate to the Company’s headquarters in Nevada.

For fiscal year 2010, the Compensation Committee established the 2010 Annual Bonus Plan. As part of that plan, the Board reviewed and approved the Company’s corporate goals for 2010, and the Compensation Committee reviewed and approved individual goals for our officers as well as the weighting of corporate and individual goals in determining their bonus for fiscal year 2010. That information is set forth in the table below:

Name	Title	Target Bonus	Maximum Bonus	Ratio of 2010 Corporate Goals/ 2010 Individual Goals
John P. McLaughlin	President and Chief Executive Officer	50%	75%	100%/0%
Christine R. Larson	Vice President and Chief Financial Officer	40%	60%	75%/25%
Christopher Stone	Vice President, General Counsel and Secretary	40%	60%	75%/25%
Karen Wilson	Vice President of Finance and Principal Accounting Officer	35%	52.5%	75%/25%

In determining the appropriate ratio of corporate goals and individual goals for measuring overall performance, the Compensation Committee determined that the president and chief executive officer should be measured by the Company’s overall performance with respect to corporate goals. With respect to the other named executive officers, the Compensation Committee determined that the ratio should be heavily skewed toward the attainment of the corporate goals, but also recognized that, in a company with a small staff such as PDL, some weight should be accorded to the attainment of individual goals because the individual goals contribute toward attainment of the corporate goals. Our corporate goals for 2010 and the relative weight ascribed to them are set forth in the table below:

2010 Corporate Goal	Weight
Optimize Value of Patent Estate	45%
Implement Corporate Strategy and Business Development Goals	40%
Enhance Investor Relations	10%
Manage Risk and Maintain Capital Structure within Guidelines	5%
Total	100%

Christine R. Larson

Goals for 2010 for Christine R. Larson, our Chief Financial Officer, included: (i) finalize 2010 budget, 5 year cash flows and 2010 dividend policies; (ii) develop and implement strategy for convertible debt management; (iii) assess foreign currency exchange program; (iv) develop analyst coverage; (v) continue improvement in reporting, compliance, investor presentations and resolution of technical accounting issues, if they arise; (vi) provide financial support for any potential royalty asset purchases; (vii) review of approaches to optimize return for stockholders and (viii) management of royalty audits. A specific value is not attached to each goal.

Christopher Stone

Goals for 2010 for Christopher Stone, our Vice President, General Counsel and Secretary, included: (i) manage litigation and any potential litigation to positive resolution; (ii) manage oppositions and interferences; (iii) execution of any new patent licenses; (iv) provide diligence support for any potential royalty asset purchases and (v) continue corporate legal support. A specific value is not attached to each goal.

Karen Wilson

Goals for 2010 for Karen Wilson, our Vice President of Finance and Principal Accounting Officer, included: (i) prepare SEC filings; (ii) prepare QHP Royalty Sub financial statements and required reporting; (iii) support financial and Sarbanes-Oxley audits; (iv) support 2010 proxy preparation; (v) enhance monthly management reporting, prepare financial analyses for the Board of Directors, committees and management and prepare 2011 expense budget; (vi) complete audit readiness project and (vii) resolve any legacy accounting issues, if they arise. A specific value is not attached to each goal.

Performance Evaluations

The 2010 Annual Bonus Plan requires that our chief executive officer conduct the performance reviews of our other named executive officers, which is then reviewed by our Compensation Committee. Following these assessments, our Compensation Committee determines the amount of bonus for our other named executive officers. Our Compensation Committee is responsible for evaluating our chief executive officer’s performance.

In December 2010, the Compensation Committee evaluated the Company’s performance against the 2010 corporate performance goals established for the Company’s 2010 Annual Bonus Plan. The Compensation Committee determined that 100% of the corporate goals were achieved. The Compensation Committee then reviewed the individual 2010 performance of each of the Company’s named executive officers and, specifically, their level of achievement of the individual goals established for them at the beginning of 2010, their management and leadership, their professional contributions and their technical and organizational contributions. Based on its review, the Compensation Committee determined that:

●
Mr. McLaughlin, whose 2010 Annual Bonus Plan is based solely upon the achievement of corporate goals, should receive an additional discretionary bonus to take into account his strong performance and leadership in achieving the goals and managing the direction of the Company;

●	Ms. Larson’s continued exceptional performance throughout 2010 resulted in Ms. Larson achieving her individual goals for the 2010 Annual Bonus Plan at 116.09%;

●
Mr. Stone’s strong performance in 2010, in light of his broad responsibility and the limited resources available to him, resulted in Mr. Stone achieving his individual goals for the 2010 Annual Bonus Plan at 150% and receiving an additional discretionary bonus to take into account his unique role and value to the Company; and

●
Ms. Wilson achieved 100% of her individual goals for the 2010 Annual Bonus Plan and that Ms. Wilson should also receive an additional discretionary bonus for her performance and support for the Company in 2010.

Following this review, the Compensation Committee approved, and the Board ratified, the following bonus payments to each of the named executive officers set forth in the table below:

Name	Title	2010 Annual Bonus Plan Bonus	2010 Discretionary Bonus	Total 2010 Bonus
John P. McLaughlin	President and Chief Executive Officer	$257,500	$42,500	$300,000
Christine R. Larson	Vice President and Chief Financial Officer	$150,000	$0	$150,000
Christopher Stone	Vice President, General Counsel and Secretary	$143,685	$6,315	$150,000
Karen Wilson	Vice President of Finance and Principal Accounting Officer	$89,250	$10,750	$100,000

Long-Term Incentives

The attainment of one of the business missions of the Company, to enhance stockholder return, could be accomplished through a possible monetization of the Company’s royalty income or a sale of the Company on acceptable terms, possibly effecting a change of control. Further, attainment of this goal, if feasible and in the best interests of our stockholders, could take one or more transactions and might require more than one year to accomplish. Cognizant of these parameters, in 2008 the Compensation Committee fashioned a program of long-term incentives, utilizing a mix of 70% cash and 30% restricted shares. In determining the appropriate mix of the cash and non-cash retention benefit, the Compensation Committee believed that it was important to include a significant cash component because the accomplishment of a transaction may result in a change in control and the loss of employment for some or all of the named executive officers, with the cash component serving the dual purpose of aligning the officers with stockholders to accomplish a transaction, if feasible and desirable on acceptable terms, and providing financial support in the likely event that the officers are terminated following such a transaction, while the equity component aimed at the alignment of management with the stockholders by ensuring that only transactions on terms attractive to equity holders are implemented.

As a result, the Compensation Committee granted each of our named executive officers a special retention incentive award comprised of two components: (i) the right to receive a cash payment and (ii) a number of unvested restricted shares of our common stock with a specific grant value, both of which would vest and be paid upon the earlier of (a) a monetization of the Company’s assets or a merger or sale of the Company and (b) December 18, 2010, for Mr. McLaughlin and Ms. Larson, and December 19, 2010, for Mr. Stone and Ms. Wilson, subject to their continued employment through such date. For this purpose, the grant value means the average of the closing prices of our common stock for the first 10 trading days following December 18, 2008, for Mr. McLaughlin and Ms. Larson and the officer’s hire date for Mr. Stone and Ms. Wilson. The special retention incentive award vested and was paid on December 18, 2010, for Mr. McLaughlin and Ms. Larson, and December 19, 2010, for Mr. Stone and Ms. Wilson. Any dividends or other distributions paid on the Company’s common stock before the vesting of the special retention incentive award restricted shares were credited to an account in each named executive officer’s name and vested and were paid upon the vesting of the special retention incentive award.

The amount of each special retention incentive awarded to each named executive officer is set forth in the table below:

Name	Title	Cash	Restricted Shares
John P. McLaughlin	President and Chief Executive Officer	$700,000	$47,916
Christine R. Larson	Vice President and Chief Financial Officer	$420,000	28,749
Christopher Stone	Vice President, General Counsel and Secretary	$385,000	25,846
Karen Wilson	Vice President of Finance and Principal Accounting Officer	$175,000	10,494

All Other Compensation

We generally do not offer perquisites to our named executive officers. However, due to the Company’s unique business model, the difficulty in locating experienced and qualified executive officer candidates in the remote area surrounding the Company’s headquarters, the potentially short-term nature of the Company and our named executive officers’ employment with the Company and the fact that we require our named executive officers to relocate proximate to the Company’s headquarters in Nevada, the Compensation Committee decided to provide housing assistance to Ms. Larson ($4,000 per month) and Ms. Wilson ($3,500 per month) and a one-time reimbursement of relocation expenses for Ms. Larson ($10,000) and Ms. Wilson ($5,000).

Severance Benefits

Pursuant to the named executive officers’ offer letters, until December 18, 2010, for Mr. McLaughlin and Ms. Larson, and December 19, 2010, for Mr. Stone and Ms. Wilson, if the employment of any of our named executive officers was terminated without “cause,” or the officer resigned for “good reason,” (in each case, as defined in the applicable offer letters) prior to the officer’s entitlement to the special retention incentive described above under “Long-Term Incentives,” the officer was entitled to receive, within five days of his or her separation from service, a lump sum cash payment equal to the amounts set forth in the table below:

Name	Title	Severance
John P. McLaughlin	President and Chief Executive Officer	100% of base salary and target bonus
Christine R. Larson	Vice President and Chief Financial Officer	50% of base salary and target bonus
Christopher Stone	Vice President and General Counsel	50% of base salary and target bonus
Karen Wilson	Vice President of Finance and Principal Accounting Officer	25% of base salary and target bonus

At the end of fiscal year 2010, we had not entered change in control or any other severance agreements with our named executive officers.

Stock Ownership Guidelines

Our Board believes that ownership of our common stock by our officers and directors promotes a focus on long-term growth and aligns the interests of our officers and directors with those of our stockholders. As a result, our Board adopted stock ownership guidelines stating that our outside directors, our chief executive officer and our other five most-highly-compensated officers (based on annual base salary), should maintain certain minimum ownership levels of our common stock.

Our stock ownership guidelines encourage the following levels of ownership:

●
Each outside director should own shares of common stock with a value of at least three times the annual cash retainer we pay to the outside director not later than seven years after the date the person initially becomes a outside director;

●
Our chief executive officer should own shares of common stock with a value of at least three times the chief executive officer’s annual base salary not later than seven years after the date the person initially becomes chief executive officer; and

●
Our five most-highly-compensated officers (based on annual base salary), other than our chief executive officer, should own shares of common stock with a value of at least two times the officer’s annual base salary not later than seven years after the date the person initially becomes such an officer.

The Board is permitted, in its discretion, to waive the application of our stock ownership guidelines to any covered individual if it determines that, as a result of the individual’s personal circumstances, application of the ownership guidelines would result in a hardship.

Prohibition against Certain Equity Transactions

Our Trading Compliance Policy prohibits our officers from engaging in “short” sales and hedging or monetization transactions which could reasonably cause our officers to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. We prohibit our officers from entering into “short” sales because such transactions signal to the market that the officer has no confidence in us or our short-term prospects and may reduce the officer’s incentive to improve our performance. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. Our officers are also prohibited under our Trading Compliance Policy from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow a party to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions would allow someone to continue to own the covered securities, but without the full risks and rewards of ownership. If an officer were to enter into such a transaction, the officer would no longer have the same objectives as our other stockholders.

Compensation Recovery Policy

We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our named executive officers where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully Submitted By:
The Compensation Committee

Harold Selick, Ph.D. (chairperson)
Frederick Frank
Jody S. Lindell

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The compensation earned by our chief executive officer, our chief financial officer and our two other executive officers (the named executive officers) for the last three fiscal years is set forth in the table below:

Name and Title	Year	Salary		Bonus		Stock Awards(1)	Option Awards(1)		Non-Equity Incentive Plan Compensation	All Other Compensation		Total
John P. McLaughlin	2010	$515,000		$742,500	(6)	$—	$—		$257,500	$186,013	(11)	$1,701,013
President and Chief	2009	$500,000				$300,000	$—		$262,500	$9,800	(12)	$1,072,300
Executive Officer	2008	$76,923	(2)	$—		$—	$134,010	(10)	$62,500	$357		$273,790

Christine R. Larson	2010	$360,500		$420,000	(7)	$—	$—		$150,000	$163,525	(13)	$1,094,025
Vice President and Chief	2009	$350,000		$—		$180,000	$—		$148,750	$56,000	(14)	$734,750
Financial Officer	2008	$17,500	(3)	$—		$—	$—		$—	$2,000		$19,500

Christopher Stone	2010	$319,300		$391,315	(8)	$—	$—		$143,685	$104,850	(15)	$959,150
Vice President, General Counsel and Secretary	2009	$284,167	(4)	$—		$165,000	$—		$131,750	$9,800	(12)	$590,717

Karen Wilson	2010	$255,000		$185,750	(9)	$—	$—		$89,250	$85,122	(16)	$615,122
Vice President of Finance and Principal Accounting Officer	2009	$173,296	(5)	$—		$75,000	$—		$59,358	$37,053	(17)	$344,707
_______________
(1)
Amounts in these columns represent the grant date fair value of stock awards and stock options granted in 2009 and 2008, as determined in accordance with FASB ASC Topic 718. The amounts shown disregard estimated forfeitures. Assumptions used in the calculation of these amounts for awards granted in 2009 and 2008 are included in Note 3 to PDL’s audited financial statements for fiscal year ended December 31, 2010, included in PDL’s Annual Report on Form 10-K filed with the SEC on March 1, 2011.

(2)
Mr. McLaughlin’s annual base salary for 2008 was $500,000. The amount of salary reflected in this column is lower than his annual base salary because Mr. McLaughlin was an outside director on our Board until he joined the Company as a Special Advisor on November 6, 2008, and became our chief executive officer on December 18, 2008.

(3)
Ms. Larson’s annual base salary for 2008 was $350,000. The amount of salary reflected in this column is lower than her annual base salary because Ms. Larson joined PDL as Senior Financial Advisor effective December 15, 2008, and became our chief financial officer on December 18, 2008.

(4)	Mr. Stone’s annual base salary for 2009 was $310,000. The amount of salary reflected in this column is lower than his annual base salary because Mr. Stone joined PDL in February 2009.
(5)	Ms. Wilson’s annual base salary for 2009 was $250,000. The amount of salary reflected in this column is lower than her annual base salary because Ms. Wilson joined PDL in April 2009.
(6)
Consists of (i) the cash amount of the special retention incentive awarded to Mr. McLaughlin in 2010 - $700,000 and (ii) the cash discretionary bonus awarded to Mr. McLaughlin in addition to his 2010 Annual Bonus Plan reflected in the “Non-Equity Incentive Plan Compensation” column - $42,500.

(7)	Consists of the cash amount of the special retention incentive awarded to Ms. Larson in 2010 - $420,000.
(8)
Consists of (i) the cash amount of the special retention incentive awarded to Mr. Stone in 2010 - $385,000 and (ii) the cash discretionary bonus awarded to Mr. Stone in addition to his 2010 Annual Bonus Plan reflected in the “Non-Equity Incentive Plan Compensation” column - $6,315.

(9)
Consists of (i) the cash amount of the special retention incentive awarded to Ms. Wilson in 2010 - $175,000 and (ii) the cash discretionary bonus awarded to Ms. Wilson in addition to his 2010 Annual Bonus Plan reflected in the “Non-Equity Incentive Plan Compensation” column - $10,750.

(10)	This option was granted to Mr. McLaughlin with respect to his service as an outside director before joining the Company as Chief Executive Officer.
(11)
Consists of (i) matching contributions we made to Mr. McLaughlin’s 401(k) plan - $9,800 and (ii) the dollar value of dividends and interest accrued on those dividends paid to Mr. McLaughlin on the restricted stock awards that vested in December 2010 - $176,213.

(12)	Consists of matching contributions we made to the officer’s 401(k) plan.

(13)
Consists of (i) matching contributions we made to Ms. Larson’s 401(k) plan - $9,800, (ii) the dollar value of dividends and interest accrued on those dividends paid to Ms. Larson on the restricted stock awards that vested in December 2010 - $105,725 and (iii) the housing allowance paid pursuant to our employment offer letter with Ms. Larson - $48,000.

(14)	Consists of (i) matching contributions we made to Ms. Larson’s 401(k) plan - $9,800 and (ii) the housing allowance paid pursuant to our employment offer letter with Ms. Larson - $48,000.
(15)
Consists of (i) matching contributions we made to Mr. Stone’s 401(k) plan - $9,800 and (ii) the dollar value of dividends and interest accrued on those dividends paid to Mr. Stone on the restricted stock awards that vested in December 2010 - $95,050.

(16)
Consists of (i) matching contributions we made to Ms. Wilson’s 401(k) plan - $9,800, (ii) the dollar value of dividends and interest accrued on those dividends paid to Ms. Wilson on the restricted stock awards that vested in December 2010 - $33,322 and (iii) the housing allowance paid pursuant to our employment offer letter with Ms. Larson - $42,000.

(17)
Consists of (i) matching contributions we made to Ms. Wilson’s 401(k) plan - $8,052, (ii) the housing allowance paid pursuant to our employment offer letter with Ms. Wilson - $28,000 and (iii) moving expenses reimbursement pursuant to our employment offer letter with Ms. Wilson - $1,001.

Grants of Plan-Based Awards During 2010

The Company did not make any grants of plan-based awards during 2010 to our named executive officers.

Employment Arrangements

John P. McLaughlin

We entered into an employment offer letter with John P. McLaughlin on November 4, 2008, pursuant to which Mr. McLaughlin agreed to join the Company as Senior Advisor effective November 6, 2008. On December 18, 2008, Mr. McLaughlin was appointed our President and Chief Executive Officer. Pursuant to his offer letter, Mr. McLaughlin is an at-will employee. The terms of Mr. McLaughlin’s compensation have changed from the terms set forth in Mr. McLaughlin’s offer letter. The current terms of Mr. McLaughlin’s compensation are described in the section titled “Compensation Discussion & Analysis” above.

Christine R. Larson

We entered into an employment offer letter with Christine R. Larson on December 15, 2008, pursuant to which Ms. Larson agreed to join PDL as Senior Financial Advisor effective December 15, 2008. On December 18, 2008, Ms. Larson was appointed our Vice President and Chief Financial Officer. Pursuant to her offer letter, Ms. Larson serves as an at-will employee. The terms of Ms. Larson’s compensation have changed from the terms set forth in Ms. Larson’s offer letter. The current terms of Ms. Larson’s compensation are described in the section titled “Compensation Discussion & Analysis” above.

Christopher Stone

We entered into an employment offer letter with Christopher Stone on December 30, 2008, pursuant to which Mr. Stone agreed to join PDL as Vice President and General Counsel effective February 2, 2009. Pursuant to his offer letter, Mr. Stone serves as an at-will employee. The terms of Mr. Stone’s compensation have changed from the terms set forth in Mr. Stone’s offer letter. The current terms of Mr. Stone’s compensation are described in the section titled “Compensation Discussion & Analysis” above.

Karen Wilson

We entered into an employment offer letter with Karen Wilson on April 22, 2009, pursuant to which Ms. Wilson agreed to join PDL as Vice President of Finance and Principal Accounting Officer effective April 22, 2009. Pursuant to her offer letter, Ms. Wilson served as an at-will employee. The terms of Ms. Wilson’s compensation have changed from the terms set forth in Ms. Wilson’s offer letter, and Ms. Wilson departed the Company on January 28, 2011. The terms of Ms. Wilson’s 2010 compensation are described in the section titled “Compensation Discussion & Analysis” above.

Outstanding Equity Awards at December 31, 2010

The following table sets forth information concerning stock options and stock awards held by the named executive officers as of December 31, 2010:

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(1)
John P. McLaughlin	15,085	(2)	—	$5.414	10/8/2015
Christine R. Larson	—		—	$—	—
Christopher Stone	—		—	$—	—
Karen Wilson	—		—	$—	—
_______________
(1)	The expiration date of this stock option is seven years from its grant date.
(2)	The shares subject to this option were granted with respect to Mr. McLaughlin’s service as an outside director prior to being appointed President and Chief Executive Officer of our Company.

Option Exercises and Stock Vested in 2010

No options were exercised by the named executive officers during 2010. The shares of restricted PDL common stock held by a named executive officer that vested during 2010 is set forth in the table below:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
John P. McLaughlin	47,916	$302,350
Christine R. Larson	28,749	$181,406
Christopher Stone	25,846	$163,088
Karen Wilson	10,494	$66,217
_______________
(1)
Value realized on exercise equals the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date. These amounts are also disclosed in the “Stock Awards” column for 2009 in the section titled “Executive Officer Compensation - Summary Compensation Table” above.

Potential Payments Upon Termination or Change in Control

If a change in control occurred or our named executive officers were terminated on December 31, 2010, they would not be paid any amounts. The severance and change in control benefits to which our named executive officers were entitled expired upon the vesting and payment of the special retention incentive (the details of the long-term incentive are described in the section titled “Compensation Discussion & Analysis – Compensation Program Elements – Long-Term Incentives” above) in December 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise specified, the following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2011, with respect to our officers and directors, and as of the date noted below for those persons or groups that beneficially hold more than 5% of our outstanding shares of common stock. The table contains ownership information for:

●	each person who is known by us, based on the records of our transfer agent and relevant documents filed with the SEC, to own beneficially more than 5% of the outstanding shares of our common stock;

●	each member of or nominee to our Board;

●	each of our named executive officers; and

●	all members of our Board and our executive officers as a group.

Except as indicated in the footnotes to this table, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise specified, the address of each named individual in the table below is the address of the Company:

Name of Beneficial Owner or Identity of Group	Shares Beneficially Owned(1)	Percent of Outstanding(2)
FMR LLC(3)	12,890,221	9.2%
82 Devonshire Street
Boston, MA 02109

The Bank of New York Mellon Corporation(4)	10,255,123	7.3%
One Wall Street, 31st Floor
New York, NY 10286

BlackRock, Inc.(5)	9,490,918	6.8%
40 East 52nd Street
New York, NY 10022

Iridian Asset Management LLC(6)	8,708,459	6.2%
276 Post Road West
Westport, CT 06880-4704

Renaissance Technologies Corp.(7)	8,368,254	6.0%
800 Third Avenue
New York, NY 10022

Arrowstreet Capital, L.P.(8)	8,026,644	5.7%
200 Clarendon Street, 30th Floor
Boston, MA 02116

John P. McLaughlin(9)	91,416	*

Frederick Frank(10)	6,983	*

Jody S. Lindell(10)	10,357	*

Paul W. Sandman(11)	59,483	*

Harold Selick(10)	5,011	*

Christine R. Larson	43,749	*

Christopher Stone	25,846	*

All officers and directors as a group (8 persons)(12)	242,845	*
_______________
*	less than 1%

(1)
Beneficial ownership is determined in accordance with SEC rules. Shares which the person or group has the right to acquire within 60 days after April 1, 2011, are deemed to be outstanding in calculating the share ownership of the person or group. Beneficial ownership calculations for 5% stockholders are based on the most recently publicly-filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the SEC and which generally set forth their ownership interests, as amended for known changes.

(2)
Percentage is based on 139,679,752 shares of common stock outstanding as of April 1, 2011. Shares to which the person or group has the right to acquire within 60 days after April 1, 2011, are deemed to be outstanding in calculating the share ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(3)
All information included in this footnote and table regarding the beneficial ownership of Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is based on our review of the Schedule 13G/A-2 filed with the SEC on February 14, 2011 (the FMR 13G). Fidelity is the beneficial owner of 12,854,471 shares or 9.203% of our outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

As described in the FMR 13G, Edward C. Johnson, 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 12,854,471 shares owned by the Funds (as that term is defined by Fidelity in its related filings with the SEC).

As described in the FMR 13G, members of the family of Mr. Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC (the Johnson Family Group). The Johnson Family Group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through the Johnson Family Group’s ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson Family Group may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

As described in the FMR 13G, neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds (as that term is defined by Fidelity in its related filings with the SEC), which power resides with the Funds’ (as that term is defined by Fidelity in its related filings with the SEC) Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

As described in the FMR 13G, Pyramis Global Advisors Trust Company (PGATC), whose principal business address is 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 35,750 shares or 0.026% of our outstanding common stock as a result of its serving as investment manager of institutional accounts owning such shares.

As described in the FMR 13G, Mr. Johnson and FMR LLC, through its control of PGATC, each has sole dispositive power over 35,750 shares and sole power to vote or to direct the voting of 35,750 shares of our common stock owned by the institutional accounts managed by PGATC as reported above.

(4)
All information included in this footnote and table regarding the beneficial ownership of The Bank of New York Mellon Corporation (BNY), a New York corporation; MBC Investments Corporation (MBC), a Delaware corporation; Neptune LLC (NEP), a Delaware limited liability company; Mellon International Holdings S.A.R.L. (MIH), possessing Luxembourg citizenship; BNY Mellon International Asset Management Group Limited (BNYM), possessing London citizenship; Newton Management Limited (NML), possessing London citizenship; and Newton Investment Management Limited (NIML), possessing London citizenship, is based on our review of the Schedule 13G filed with the SEC on February 4, 2011.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
BNY	9,630,912	11,270	10,215,753	14,070
MBC	9,103,090	—	9,738,831	—
NEP	8,853,815	—	9,436,482	—
MIH	8,853,815	—	9,436,482	—
BNYM	8,853,815	—	9,436,482	—
NML	8,853,815	—	9,436,482	—
NIML	8,853,815	—	9,403,182	—

(5)
All information included in this footnote and table regarding the beneficial ownership of BlackRock, Inc., a Delaware corporation, is based on our review of the Schedule 13G/A-1 filed with the SEC on February 8, 2011. Blackrock, Inc. discloses the identity of the subsidiaries which acquired the securities being reported by Blackrock, Inc. as BlackRock Japan Co. Ltd.; BlackRock Advisors (UK) Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Asset Management Australia Limited; BlackRock Advisors, LLC; BlackRock Investment Management, LLC; and BlackRock International Limited.

(6)
All information included in this footnote and table regarding the beneficial ownership of Iridian Asset Management LLC (Iridian), a Delaware limited liability company, David L. Cohen (Cohen) and Harold J. Levy (Levy) (collectively, the Reporting Persons) is based on our review of the Schedule 13G/A-3 filed with the SEC on January 25, 2011. Iridian is majority owned by Arovid Associates LLC, a Delaware limited liability company owned and controlled by the following: 12.5% by Cohen, 12.5% by Levy, 37.5% by LLMD LLC, a Delaware limited liability company, and 37.5% by ALHERO LLC, a Delaware limited liability company. LLMD LLC is owned 1% by Cohen, and 99% by a family trust controlled by Cohen. ALHERO LLC is owned 1% by Levy and 99% by a family trust controlled by Levy.

As of January 25, 2011, the Reporting Persons beneficially owned in the aggregate 8,708,459 shares of our common stock which equates to approximately 6.2% of the outstanding shares. Iridian has direct beneficial ownership of the shares of our common stock in the accounts for which it serves as the investment adviser under its investment management agreements. Cohen and Levy may be deemed to possess beneficial ownership of the shares of our common stock beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian, and having the power to vote and direct the disposition of shares of our common stock as joint Chief Investment Officers of Iridian. Cohen and Levy disclaim beneficial ownership of such shares.

Levy has direct beneficial ownership of the 177,159 shares of our common stock. As used herein, “beneficial ownership” has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Iridian has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of 8,708,459 shares of our common stock. Cohen and Levy may be deemed to share with Iridian the power to vote or direct the vote and to dispose or direct the disposition of such shares. Levy has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of 177,159 shares of common stock.

(7)
All information included in this footnote and table regarding the beneficial ownership of Renaissance Technologies LLC (RTC), a Delaware limited liability company, and Renaissance Technologies Holdings Corporation (RTHC), a Delaware corporation, is based on our review of the Schedule 13G/A-1 filed with the SEC on February 11, 2011. RTHC maintains a majority ownership of RTC.

	Sole voting power (shares)	Shared voting power (shares)	Sole dispositive power (shares)	Shared dispositive power (shares)
RTC	8,103,895	—	8,290,591	77,663
RTHC	8,103,895	—	8,290,591	77,663

(8)
All information in this footnote and table regarding the beneficial ownership of Arrowstreet Capital, L.P. (ASC), a Massachusetts limited partnership and Arrowstreet GP, Inc. (ASC GP), a Delaware corporation, is based on our review of the Schedule 13G filed with the SEC on February 11, 2011. As of December 31, 2010, ASC, in its capacity as an investment adviser, may be deemed to beneficially own 8,026,644 shares of our common stock which are held of record by clients of ASC (the Client Shares). ASC GP, as the managing member of Arrowstreet Capital Holding LLC, which is the sole member of Arrowstreet PBJ LLC, which is the general partner of ASC, may also be deemed to beneficially own the Client Shares. ASC GP is the ultimate indirect controlling entity of ASC.

(10)	Excludes 9,900 shares that will cliff-vest on June 9, 2011, provided the director continues to serve on our Board on that date.

(11)
Includes 42,500 shares issuable upon the exercise of options that are currently exercisable and excludes 9,900 shares that will cliff-vest on June 9, 2011, provided the director continues to serve on our Board at that date.

(12)
Consists of all shares beneficially owned by all directors and executive officers as a group as of April 1, 2011. Includes 57,567 shares issuable upon the exercise of options that are currently exercisable and excludes 39,600 shares that will cliff-vest on June 9, 2011, provided the director(s) continues to serve on our Board on that date.

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

Our Audit Committee is responsible for reviewing and approving all related person transactions, including transactions with executive officers and directors, for potential conflicts of interests or other improprieties. Under SEC rules, related person transactions are those transactions to which we are or may be a party to in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and Board membership. Our Audit Committee would approve a related person transaction if it determined that the transaction is in our best interests.

Our directors are required to disclose in an executive session of our Board any potential conflict of interest or personal interest in a transaction that our Board is considering. Our executive officers are required to disclose any related person transaction to our Compliance Officer who would notify the Audit Committee of the transaction. We also poll our directors at least annually with respect to related party transactions and their service as an officer or director of other entities.

Any director involved in a related party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and, if not approved in advance, must be submitted for ratification as promptly as practical.

Related Party Transactions

There were no transactions in 2010 and there is not any currently proposed transaction to which we were or are to be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, other than the compensation paid to our executive officers with respect to their employment relationship with us and compensation paid to our outside directors for their service as members of our Board, which compensation is disclosed in this proxy statement.

OTHER MATTERS

Equity Compensation Plan Information

As of December 31, 2010, we maintained one active stock-based compensation plan under which we could grant stock-based awards to officers and other employees, directors and consultants. Under our 2005 Equity Incentive Plan, we are authorized to issue a variety of incentive awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance share and performance unit awards, deferred compensation awards and other stock-based or cash-based awards.

Prior to 2009, we had five stock-based incentive plans and one employee stock purchase plan under which we could grant stock based awards to officers and other employees, directors and consultants. These plans consisted of the 1993 Employee Stock Purchase Plan, 1991 Stock Option Plan, 1999 Stock Option Plan, 2002 Outside Directors Stock Option Plan and 2005 Equity Incentive Plan, which all were approved by our stockholders, and the 1999 Nonstatutory Stock Option Plan, which was not approved by our stockholders.

In February 2009, our Compensation Committee terminated the 2002 Outside Directors Stock Option Plan, subject to any outstanding options. In June 2009, our Compensation Committee terminated the 1993 Employee Stock Purchase Plan. In September 2009, our Compensation Committee terminated the 1991 Stock Option Plan. Also in September 2009, our Compensation Committee terminated the 1999 Stock Option Plan and the 1999 Nonstatutory Stock Option Plan, subject to any outstanding options. In June 2009, our stockholders approved amendments to the Company’s 2005 Equity Incentive Plan to expand persons eligible to participate in the plan to include our outside directors.

The following table sets forth information regarding all of our existing equity compensation plans under which we were authorized to issue shares of our common stock or which we have options outstanding as of December 31, 2010:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excludes securities reflect in column (a)) (c)
Equity compensation plans approved by security holders	164,819	$13.86	4,846,364	(2)
Equity compensation plans not approved by security holders(1)	109,524	$22.35	—

Total	274,343	$17.25	4,846,346
_______________
(1)
Consists of options that are outstanding, and shares available for future issuance under the 1999 Nonstatutory Stock Option Plan. See Note 3 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a description of our 1999 Nonstatutory Stock Option Plan.

(2)	The shares remaining available for future issuance are all under the 2005 Equity Incentive Plan.

Stockholder Proposals

If a stockholder wishes to have a proposal considered for inclusion in our proxy statement for the 2012 Annual Meeting of Stockholders, including for a recommendation of candidates for election to our Board, the stockholder must submit the proposal to us in writing between February 29, 2012, and March 24, 2012, which is not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Company’s 2011 Annual Meeting of Stockholders. Proposals should be addressed to:

PDL BioPharma, Inc.
Attention: Corporate Secretary
932 Southwood Boulevard
Incline Village, NV 89451

Stockholders submitting a proposal must provide certain other information as described in our Bylaws. Copies of our Bylaws are available online in the “Investor Relations – Corporate Governance” section of our corporate internet site at www.pdl.com. In addition, proposals submitted for inclusion in our proxy statement must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

We did not receive from any of our stockholders a request to include any proposal in this proxy statement.

Compliance with Section 16(a)

Our directors and executive officers are required by Section 16(a) of the Securities Exchange Act of 1934 to timely file with the SEC certain reports regarding their beneficial ownership of our common stock. These persons are also required to furnish us with copies of these reports they file with the SEC. To our knowledge, based solely on our review of such Section 16 Reports we have received and written representations from our directors and executive officers, we believe that our officers and executive officers complied with all filing requirements under Section 16(a) during 2010, except as set forth below.

Our director, Jody S. Lindell, filed one late Form 4 on April 13, 2011, regarding an open market purchase of the Company’s stock on October 1, 2010, resulting from the automatic reinvestment of the Company’s dividend paid on that date.

Transaction of Other Business

At the date of this proxy statement, the only business which our Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher Stone
Vice President, General Counsel and Secretary

April 28, 2011

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000105315_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Frederick Frank 02 Paul W. Sandman PDL BIOPHARMA, INC. 932 Southwood Boulevard Incline Village, NV 89451 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. 3 To approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in the proxy statement. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4 To indicate, on an advisory basis, the frequency of executive compensation votes. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting 0000105315_2 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . PDL BIOPHARMA, INC. Proxy for Annual Meeting of Stockholders, June 22, 2011 Solicited on Behalf of the Board of Directors The undersigned hereby appoints John P. McLaughlin and Christine R. Larson, and each of them, as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in PDL BioPharma, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the 2011 annual meeting of stockholders of the Company to be held on Wednesday, June 22, 2011, at 10 a.m. (PDT), and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement with respect to the annual meeting, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The shares represented hereby shall be voted as specified, and if no specification is made, such shares shall be voted FOR the proposals listed on the reverse side. The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof. The undersigned hereby acknowledges receipt of (a) the Notice of Annual Meeting, (b) accompanying Proxy Statement and (c) an Annual Report of the Company for the fiscal year ended December 31, 2010, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy, and by filing this Proxy with the Secretary of the Company, gives notice of such revocation. Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on >. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: < For holders as of: < Date: Time: > Location: 0000105314_1 R1.0.0.11699 PDL BIOPHARMA, INC. PDL BIOPHARMA, INC. 932 Southwood Boulevard Incline Village, NV 89451 Annual Meeting April 25, 2011 June 22, 2011 June 22, 2011 10:00 AM PDT Hyatt Regency Hotel 111 Country Club Drive Incline Village, Nevada 89451

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote  XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.  XXXX XXXX XXXX  XXXX XXXX XXXX 0000105314_2 R1.0.0.11699 1. Notice & Proxy Statement 2. Annual Report Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 08, 2011 to facilitate timely delivery.

Voting items 0000105314_3 R1.0.0.11699 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Frederick Frank 02 Paul W. Sandman The Board of Directors recommends you vote FOR proposals 2 and 3. 2 To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. 3 To approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in the proxy statement. The Board of Directors recommends you vote 1 YEAR on the following proposal: 4 To indicate, on an advisory basis, the frequency of executive compensation votes. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000105314_4 R1.0.0.11699